Exhibit 99.3
The unaudited pro forma combined balance sheet of the Registrant as of September 30, 2005, and the unaudited pro forma combined statements of earnings of the Registrant for the nine months ended September 30, 2005 and the year ended December 31, 2004.

Mercer Insurance Group, Inc.
Unaudited Pro Forma Combined Balance Sheet as of September 30,2005
Unaudited Pro Forma Combined Statement of Earnings for the year ended December 31, 2004, and the nine months ended September 30, 2005
Unaudited pro forma combined financial information
               The unaudited pro forma combined balance sheet of the registrant as of September 30, 2005 and the unaudited pro forma combined statements of earnings of the registrant for the nine months ended September 30, 2005 and the year ended December 31, 2004 are presented below.
     INTRODUCTION AND OVERVIEW
     As previously disclosed in its current report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2005, Mercer Insurance Group, Inc. (the “Company”) consummated the transaction (the “Acquisition”) contemplated by the Agreement and Plan of Merger (the “Agreement”), dated April 29, 2005, with Financial Pacific Insurance Group, Inc. (“FPIG”) on October 3, 2005.
     On April 29, 2005, the Company entered into an Agreement and Plan of Merger with FPIG Acquisition, Inc., a Delaware corporation wholly-owned by the Company, and FPIG, a Delaware corporation. Under the terms of the Agreement, the Company acquired 100% of the outstanding stock of FPIG through a merger whereby FPIG Acquisition, Inc. merged with and into FPIG with FPIG as the surviving entity operating under the Certificate of Incorporation and Bylaws of FPIG Acquisition, Inc.
     As described in the Agreement, (i) each share of FPIG common stock and FPIG preferred stock issued and outstanding immediately prior to the effective time of the Merger was converted into a right to receive $4,982 in cash in accordance with Section 2.5(b) of the Agreement, and (ii) each Right, as defined in Section 1.2 of the Agreement, issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive the product of the number of shares of FPIG common stock that would have been acquired upon the exercise of the Right multiplied by the difference between the cash consideration described in Section 2.5(b) of the Agreement and the exercise price per share of FPIG common stock pursuant to the Right. The aggregate consideration paid by the Company in connection with this transaction was approximately $40.4 million, with 11% being held in escrow for up to one year to provide recourse for specified breaches under the Agreement. The Company funded the Acquisition through its available cash resources.
     The transaction will be accounted for as a business combination in accordance with FASB 141 “Business Combinations”, using fair value estimates of the acquired assets, liabilities and commitments of FPIG as of October 1, 2005, the effective date of the acquisition.

Mercer Insurance Group, Inc.
Unaudited Pro Forma Combined Balance Sheet as of September 30,2005
Unaudited Pro Forma Combined Statement of Earnings for the year ended December 31, 2004, and the nine months ended September 30, 2005
Unaudited pro forma combined financial information
     UNAUDITED PRO FORMA FINANCIAL INFORMATION
     The unaudited pro forma combined financial statements combine the historical consolidated financial statements of the Company and the historical consolidated financial statements of FPIG, after giving effect to the Acquisition and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.
     The unaudited pro forma combined statement of earnings of the Company for the year ended December 31, 2004 and the nine months ended September 30, 2005 present results for the Company as if the acquisition of FPIG had occurred as of January 1, 2004. The accompanying unaudited pro forma combined balance sheet of the Company as of September 30, 2005 presents the Company’s financial position as if the acquisition of FPIC had occurred on September 30, 2005. We have made pro forma adjustments to the combined statement of earnings to give effect to events that are (1) directly attributable to the merger, (2) factually supportable and (3) expected to have a continuing impact on the combined results.
     The unaudited pro forma combined financial statements have been prepared for informational purposes only. The unaudited pro forma combined financial statements are not intended to represent or be indicative of the combined results of operations or financial position of the Company that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future combined results of operations or financial position of the Company. The unaudited pro forma combined statements of earnings do not give consideration to the impact of possible revenue changes, expense or operating efficiencies, reinsurance program changes, synergies or other changes in the business.
     The preliminary allocation of the purchase price used in the unaudited pro forma combined financial statements is based upon preliminary valuations and estimates of assets and liabilities. The estimated fair values of certain assets and liabilities have been determined with the assistance of third-parties based on their preliminary work. The Company’s estimates and assumptions are subject to change upon finalization of individual valuations.
     The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of the Company included in its annual reports on Form 10-K and quarterly reports on Form 10-Q, and with FPIG’s consolidated financial statements included herein as Exhibits 99.1 and 99.2.

Mercer Insurance Group, Inc.
and Subsidiaries
Unaudited Pro Forma Combined Balance Sheets
September 30, 2005
(Dollars in thousands)

		Financial Pacific
	Mercer Insurance	Insurance Group,				Pro Forma
	Group, Inc.	Inc.	Adjustments	reference		Results
Assets

Assets:

Fixed income securities, available-for-sale, at fair value	$72,237	$152,342				$224,579
Equity securities, at fair value	15,398	—				15,398
Short-term investments, at cost, which approximates fair value	2,496	—				2,496

Total investments	90,131	152,342				242,473
Cash and cash equivalents	47,849	10,831	(40,394)	(4)		18,286
Premiums receivable	9,682	30,688				40,370
Reinsurance receivables	3,723	73,434				77,157
Prepaid reinsurance premiums	1,418	21,282				22,700
Deferred policy acquisition costs	8,012	8,451	(8,451)	(7)		8,012
Accrued investment income	739	1,646				2,385
Property and equipment, net	9,587	705				10,292
Federal income taxes receivable	—	489				489
Deferred income taxes	—	4,590	(630)	(1	)(4)	3,960
Investment in subsidiary trust preferred securities	—	488				488
Real estate	—	350	910	(4)		1,260
Goodwill and other intangible assets	4,673	—	1,626	(3	)(4)	6,299
Other assets	2,515	570	(283)	(2	)(3)	2,802

Total assets	$178,329	$305,866	$(47,222)			$436,973

Liabilities and Stockholders’ Equity

Liabilities:
Losses and loss adjustment expenses	$35,782	165,419				201,201
Unearned premiums	32,585	54,221	(8,451)	(7)		78,355
Accounts payable and accrued expenses	6,341	6,610				12,951
Other reinsurance balances	1,129	20,940				22,069
Trust preferred securities	—	15,521				15,521
Advances under line of credit	—	3,000				3,000
Other liabilities	1,562	1,337	368	(2)		3,267
Deferred income taxes	321	—	(321)	(1)		—

Total liabilities	77,720	267,048	(8,404			336,364

Stockholders’ equity:

Total shareholders equity	100,609	38,818	(38,818)	(4)		100,609

Total stockholders’ equity	100,609	38,818	(38,818)			100,609

Total liabilities and stockholders’ equity	$178,329	$305,866	$(47,222)			$436,973

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

MERCER INSURANCE GROUP, INC.
AND SUBSIDIARIES
Unaudited Pro Forma Combined Statement of Earnings
December 31, 2004
(Dollars in thousands, except per share data)

		Financial Pacific
	Mercer Insurance	Insurance Group,			Pro Forma
	Group, Inc.	Inc.	Adjustments	reference	Results
Revenues:
Net premiums earned	$55,784	$47,401	(5,104)	(7)	$98,081
Investment income, net of expenses	2,841	5,028	(1,245)	(5)	6,624
Net realized investment gains	484	1,928			2,412
Other revenue	358	1,857			2,215

Total revenues	59,467	56,214	(6,349)		109,332

Expenses:
Losses and loss adjustment expenses	28,138	34,833			62,971
Amortization of deferred policy acquisition costs	15,075	8,340	(5,104)	(7)	18,311
Contingent ceding commission	—	1,542			1,542
Other expenses	11,898	2,850			14,748

Total expenses	55,111	47,565	(5,104)		97,572

Income before income taxes	4,356	8,649	(1,245)		11,760

Income taxes	1,092	2,765	(336)	(5)	3,521

Net income	$3,264	$5,884	$(909)		$8,239

Earnings per common share:
Basic	$0.52				1.32
Diluted	$0.51				1.30

Weighted average shares:
Basic	6,236,163				6,236,163
Diluted	6,353,733				6,353,733
See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

MERCER INSURANCE GROUP, INC.
AND SUBSIDIARIES
Unaudited Pro Forma Combined Statement of Earnings
September 30, 2005
(Dollars in thousands, except per share data)

		Financial Pacific
	Mercer Insurance	Insurance Group,				Pro Forma
	Group, Inc.	Inc.	Adjustments	reference		Results
Revenues:
Net Premiums earned	$45,378	$43,619				$88,997
Investment income, net of expenses	2,254	4,127	(1,026)	(5)		5,355
Net realized investment gains	1,273	4	(1,175)	(6)		102
Other revenue	256	1,369	—			1,625

Total revenues	49,161	49,119	(2,201)			96,079

Expenses:
Losses and loss adjustment expenses	21,596	30,754				52,350
Amortization of deferred policy acquisition costs	11,936	6,594				18,530
Contingent ceding commission	—	2,123				2,123
Other expenses	9,725	2,058				11,783
Stock compensation expense	—	2,170	(2,170)	(8)		—
Merger-related expenses	—	1,210	(1,210)	(8)		—

Total expenses	43,257	44,909	(3,380)			84,786

Income before income taxes	5,904	4,210	1,179			11,293

Income taxes	1,785	1,504	359	(5	)(6)(8)	3,648

Net income	$4,119	$2,706	$820			$7,645

Earnings per common share:
Basic	$0.69					$1.29
Diluted	$0.67					$1.24

Weighted average shares:
Basic	5,939,436					5,939,436
Diluted	6,155,328					6,155,328
See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Mercer Insurance Group, Inc.
Unaudited Pro Forma Combined Balance Sheet as of September 30,2005
Unaudited Pro Forma Combined Statement of Earnings for the year ended December 31, 2004, and the nine months ended September 30, 2005
Unaudited pro forma combined financial information
A.	Basis of Presentation

On October 3, 2005, Mercer Insurance Group, Inc. (the “Company”) acquired (the “Acquisition”), for approximately $40.4 million in cash, all of the stock of the Financial Pacific Insurance Group, Inc. (“FPIG”). The unaudited pro forma combined financial statements (the “Unaudited Pro Forma Statements”) combine the historical balance sheet and statement of earnings of the Company and FPIG, making pro forma adjustments which give effect to events that are directly related to the transaction, and are factually supportable, and, in the case of the statement of earnings, are expected to have a continuing effect. The Unaudited Pro Forma Combined Balance Sheet gives effect to the Acquisition as if it had occurred on September 30, 2005. The Unaudited Pro Forma Combined Statements of Earnings for the nine months ended September 30, 2005 and for the year ended December 31, 2004 give effect to the Acquisition as if it had occurred on January 1, 2004.

These Unaudited Pro Forma Statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions described below. The Unaudited Pro Forma Statements are not necessarily indicative of what the actual results of operations or financial position of the Company would have been if the Acquisition had in fact occurred on the dates or for the periods indicated, nor do they purport to project the results of operations or financial position of the Company for any future periods or as of any date. The Unaudited Pro Forma Statements do not give effect to the impact of possible revenue changes, expense changes or operating efficiencies, reinsurance program changes, synergies or other changes in the business after the Acquisition.

The Unaudited Pro Forma Statements should be read in conjunction with the historical annual and interim consolidated financial statements and the related notes of the Company filed with the Securities and Exchange Commission and the historical annual and interim consolidated financial statements and the related notes of FPIG filed as Exhibits 99.1 and 99.2 of the Form 8-K/A. The historical consolidated financial statements of the Company and FPIG have been prepared in accordance with U.S. GAAP.

B.	The transaction
On October 3, 2005, the Company completed the acquisition of all of the stock of FPIG contemplated by the Agreement and Plan of Merger (the “Agreement”), dated April 29, 2005, with FPIG. Under the terms of the Agreement, the Company acquired 100 % of the stock of FPIG through a merger whereby FPIG Acquisition, Inc. (a wholly owned subsidiary of the Company) merged with and into FPIG, with FPIG as the surviving entity operating under the Certificate of Incorporation and Bylaws of FPIG Acquisition, Inc. As described in the Agreement, (i) each share of FPIG common stock and FPIG preferred stock issued and outstanding immediately prior to the effective time of the Merger was converted into a right to receive $4,982 in cash in accordance with Section 2.5(b) of the Agreement, and (ii) each Right, as defined in Section 1.2 of the Agreement, issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive the product of the number of shares of FPIG common stock that would have been acquired upon the exercise of the Right multiplied by the difference between the cash consideration described in Section 2.5(b) of the Agreement and the exercise price per share of FPIG common stock pursuant to the Right. The aggregate consideration paid by the Company in connection with this transaction was approximately $40.4 million in cash, with 11% being held in escrow for up to one year to provide recourse for specified breaches under the Agreement. The Company funded the Acquisition through its available cash resources.

Mercer Insurance Group, Inc.
Unaudited Pro Forma Combined Balance Sheet as of September 30,2005
Unaudited Pro Forma Combined Statement of Earnings for the year ended December 31, 2004, and the nine months ended September 30, 2005
Unaudited pro forma combined financial information

C.	Acquisition cost, funding and accounting

The total cost of the acquisition of FPIG was as follows:

(dollars in thousands)
Cost of shares acquired (including surrendered warrants and options)	$40,394
Transaction costs (predominantly legal and investment banking fees)	651
Total cost	$41,045
Under the purchase method of accounting, which will be applied to the Company’s acquisition of FPIG, tangible and identifiable intangible assets acquired and liabilities assumed will be recorded at their estimated fair values. The excess of the purchase price, including fees and expenses related to the transaction, over the preliminary estimated fair value of net assets acquired is classified as goodwill on the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet. Such goodwill is not amortized but evaluated for impairment on, at least, an annual basis. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on preliminary management estimates and are subject to final valuation adjustments which may cause the amount ultimately recorded as goodwill and other intangible assets to be different from that shown on the Unaudited Pro Forma Combined Balance Sheet. The Company is undertaking a valuation study to determine the allocation of the total purchase price to the various assets acquired and liabilities assumed, including estimated fair values of certain assets and liabilities which are being determined with the assistance of third parties.
The Company used cash which it had accumulated as of September 30, 2005 in order complete the Acquisition. The Company had accumulated the cash from the sales of investment portfolio securities by both it and its wholly owned subsidiary Mercer Insurance Company (“MIC”). With the approval of regulators, MIC paid an extraordinary dividend of $10 million to the Company and also advanced a loan to it of $10 million, which, when combined with cash accumulated from the sale of investment portfolio securities by the Company, was used to consummate the transaction. The Company will repay the $10 million loan from MIC over 20 years with interest at 4.75% in equal annual installments.
D.	Specific expense items of acquired company

In FPIG’s unaudited consolidated statement of income for the period ended September 30, 2005, pre-tax expenses of the acquisition were recorded in the amount $1.2 million, which consisted predominantly of investment banking fees, legal fees, and a success fee paid to management.

In addition, all outstanding stock options held by management were exercised contemporaneous with the acquisition in a cashless exercise, resulting in payments to option holders totaling $2.2 million and a pre-tax expense recorded in the same amount in the unaudited consolidated statement of income for the period ended September 30, 2005.

Tax benefits for these expenses were recorded as appropriate in the unaudited consolidated statement of income for the period ended September 30, 2005.

These expenses have been removed to arrive at the pro forma results.

E.	Adjustments to unaudited pro forma combined balance sheet and statements of earnings (dollars in thousands)
(1)
To reclass the deferred tax liability of $321 to the deferred tax asset.

(2)
To record accrued transaction costs of $368.
(3)
To transfer acquisition costs of $651 to Goodwill and other intangible assets.

Mercer Insurance Group, Inc.
Unaudited Pro Forma Combined Balance Sheet as of September 30,2005
Unaudited Pro Forma Combined Statement of Earnings for the year ended December 31, 2004, and the nine months ended September 30, 2005
Pro Forma notes
Unaudited pro forma combined financial information

(4)
To record purchase of FPIG shares, which occurred after September 30, 2005, in the amount of $40,394, eliminate FPIG stockholders equity of $38,818, record increase in value of land in the amount of $910 with related increase in deferred taxes of $309, and goodwill and other intangible assets in the amount of $975.

(5)
To record elimination of investment income on investment portfolio securities liquidated to fund acquisition of FPIG. Investment income eliminated is a blend of taxable and non-taxable interest on fixed income securities and short term investments, and dividends on equities holdings, based on averaged yields of 3.03% in 2004 and 3.33% in 2005.
For the unaudited pro forma combined statement of earnings for the period ending September 30, 2005:

investment income	$(1,026)
related income tax	285
For the unaudited pro forma combined statement of earnings for the period ending December 31, 2004:

investment income	$(1,245)
related income tax	336
(6)
To record elimination of realized investment gains on investment portfolio securities liquidated to fund acquisition of FPIG:
For the unaudited pro forma combined statement of earnings for the period ending September 30, 2005:

realized investment gains	$(1,175)
related income tax	400
(7)
To reclass deferred acquisition costs of $8,451 on the pro forma combined balance sheet as of September 30, 2005, and $5,104 on the pro forma combined statement of earnings for the period ended December 31, 2004 as a fair value adjustment to eliminate deferred acquisition costs and reduce unearned premium, and record related estimated impact on earned premium and deferred acquisition cost amortization.
(8)
To remove $2,170 of stock option expense and $1,208 of merger-related expenses, which are considered non-recurring and were incurred as a result of the acquisition, and related income tax benefit, from the pro forma combined statement of earnings for the period ending September 30, 2005.